                                                                    Exhibit 23.1

                        Consent of Independent Auditors

   We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated January 31, 2000, except for Note 15, as to which the date is March 2, 2000, in Amendment No. 1 to the Registration Statement Form S-1 (No. 333-37156) and related Prospectus of Interliant, Inc. dated June 29, 2000.

                                          /s/ Ernst & Young LLP

Boston, Massachusetts
June 23, 2000